Exhibit 10.7

CONTROL AGREEMENT

THIS CONTROL AGREEMENT (the “Agreement”) is made as of the              day of May, 2008, by and among MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), ACCESS WORLDWIDE COMMUNICATIONS, INC. (“Borrower”), and M&T SECURITIES (“Broker”).

BACKGROUND

A. Broker has established and is maintaining a securities, custodial, trust, trading or similar account, Account No. AZD-590628 in the name of Borrower (as such account may be renumbered or retitled, the “Account”).

B. Borrower and the Lender have entered into a certain Loan and Security Agreement dated August 8, 2007, as amended (the “Loan Agreement”) pursuant to which Borrower extended to Lender a certain $8,000,000 revolving credit facility. Borrower’s obligations under the Loan Agreement are secured by a pledge of Borrower’s grant of a security interest in and to certain financial assets and investment property, including without limitation, the Account, all financial assets or investment property credited to the Account and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon (collectively, the “Collateral”).

C. The parties hereto are entering into this Agreement to perfect the security interest of the Lender in the Collateral, and to provide for the control of the Collateral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Notice of Security Interest. Broker hereby acknowledges that this Agreement constitutes written notification to the Broker, pursuant to Articles 8 and 9 of the Uniform Commercial Code (as adopted and enacted and in effect from time to time in the States of New York and Delaware, the “UCC”) and applicable federal regulations for the Federal Reserve Book Entry System, of the Lender’s security interest in the Collateral. Broker, Borrower and Lender are also entering into this Agreement to provide for the Lender’s control of the Collateral and to perfect, and confirm the priority of, the Lender’s security interest in the Collateral.

2. Representations and Warranties. Broker hereby represents and warrants to and covenants with Lender as follows:

2.1 Broker maintains the Collateral, including without limitation the Account, for Borrower and the Collateral is, and will remain, in the Broker’s possession.

2.2 All property credited or deposited to the Account, and all other rights of Borrower against Broker arising out of the Account, including any free credit balances, will be treated as “financial assets” under Article 8 of the UCC.

2.3 No third party has a right to give an entitlement order regarding financial assets in the Account. Broker will not agree with any third party that Broker will comply with entitlement orders originated by the third party.

2.4 Broker (i) recognizes the security interest granted under the Loan Agreement by Borrower to Lender in the Collateral, and (iii) has marked its books and records to reflect the security interest of the Lender in the Collateral.

2.5 Broker will not advance any margin or other credit to the Borrower in the Account, either directly or by allowing the Borrower to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities now or during the term of this Agreement contained in the Account.

2.6 Broker has not previously taken, or granted, a security interest in any of the Collateral, and Broker has not been notified of any other security interest in or encumbrance on any of the Collateral.

2.7 Broker hereby waives and releases all liens, claims, encumbrances and rights of setoff it may have against any of the Collateral, and agrees that, except for the payment of its normal and customary fees and commissions, it will not assert any such lien, claim, encumbrance or right of setoff against any of the Collateral.

3. Control. Broker will comply with entitlement orders or any other directions or instructions of any kind, respecting the Collateral originated by the Lender, without requiring further consent by the Borrower. Until the Lender notifies the Broker that (i) an Event of Default (as defined in the Loan Agreement) has occurred and is continuing, and (ii) the Lender is exercising exclusive control over the Collateral, including without limitation the Account, (a “Notice of Exclusive Control”), and except as otherwise provided in Section 8 hereof, Broker may comply with instructions originated by the Borrower to purchase and sell securities included in the Collateral, and with respect to entitlement orders with respect to the Account, and shall make trades of financial assets or other Collateral held in the Account pursuant to such instructions. Upon Broker’s receipt of a Notice of Exclusive Control, Broker will immediately cease complying with orders or instructions originated by the Borrower concerning the Account or the Collateral.

4. No Withdrawals. Notwithstanding the provisions of Section 3 above, Broker shall not accept nor shall it comply with any entitlement order originated by Borrower regarding the withdrawal of any financial asset or other Collateral from the Account, nor shall it deliver any such Collateral to Borrower without the express prior written consent of the Lender.

5. Additional Undertakings of Broker. Broker hereby agrees with the Lender and the Borrower that until otherwise notified by the Lender in writing, Broker: (a) will mail any statements regarding the Collateral to the Lender at the same time such are mailed to Borrower, to the address for the Lender provided in Section 16 hereof or as otherwise provided by Lender in writing, (b) will act as agent and bailee for the Lender, under Lender’s sole direction, for the purposes stated herein (c) will not take any action which would adversely affect Lender’s interest in the Collateral, including without limitation making loans to the Borrower, taking (other than for the sole purpose of securing repayment of expenses incurred by Broker in connection with the Account), or granting, a security interest in any of the Collateral or setting off against any of it, without prior written consent from the Lender, and (d) will not acknowledge or otherwise accept instructions to exert any control over to identify, by book entry or other means, any assignment or grant of a security interest in any of the Collateral to any person or entity other than the Lender, and shall promptly notify Lender if any person or entity asserts a lien, encumbrance or adverse claim against any of the Collateral.

6. Subordination of Broker’s Security Interest. Broker subordinates in favor of Lender any security interest, lien or right of setoff Broker may have, now or in the future, against the Collateral, including without limitation, the Account or financial assets in the Account, except that Broker will retain its prior lien on financial assets in the Account to secure payment for financial assets purchased for the Account and normal commissions and fees for the Account.

7. Brokers Expenses. All expenses incurred by Broker, in the ordinary course of its administration of the Account will be Borrower’s sole responsibility but may be repaid from the Account until such time as the Lender provides a Notice of Exclusive Control to the Broker and after such Notice, Broker’s expenses will not be repaid from the Account until all of the Borrower’s obligations to the Lender have been indefeasibly repaid in full.

8. Responsibility of Broker. Except for permitting a withdrawal or payment in violation of Sections 3 or 4 above or advancing margin or other credit to Borrower in violation of Section 5 above, Broker shall have no responsibility or liability to Lender for making trades of financial assets held in the Account at the instruction of Borrower, or its authorized representatives, or complying with entitlement orders concerning the Account originated by the Lender. Broker shall have no duty to investigate or make any determination as to whether an Event of Default exists and shall comply with a Notice of Exclusive Control even if it believes that an Event of Default does not exist. Neither this Agreement nor the Loan Agreement imposes or creates any obligation or duty of Broker other than those expressly set forth herein.

9. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Borrower.

10. Termination. The rights and powers granted herein to Lender have been granted in order to perfect its security interest in the Collateral, are powers coupled with an interest and will neither be affected by the death or bankruptcy of Borrower nor by the lapse of time. The obligations of Broker under Sections 3, 4, 5 and 6 above shall continue in effect until the security interest of the

Lender in the Collateral has been terminated pursuant to the terms of the Loan Agreement and Lender has notified Broker of such termination in writing. Upon receipt of such notice, the obligations and maintenance of the Collateral after the receipt of such notice shall terminate, Lender may take such steps as Borrower may request to vest full ownership and control of the Collateral in transferring all of the financial assets and credit balances in the Account to another securities account in the name of Borrower or his designee.

11. Integration. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

12. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

14. Successors. The term of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives.

15. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

16. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower, Lender or Broker at the address set forth below. Such notice or demand shall be deemed sufficiently given for all purposes when delivered (a) by personal delivery and shall be deemed effective when delivered, or (b) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower, Lender and Broker.

To Borrower:

Access Worldwide Communications, Inc.

301 Yamato Road

Suite 2110

Boca Raton, FL 33431

Attention: Richard Lyew, Chief Financial Officer

With a copy to:

Access Worldwide Communications, Inc.

301 Yamato Road

Suite 2110

Boca Raton, FL 33431

Attention: Mark Wright, General Counsel

To Lender:

Manufacturers and Traders Trust Company

One M&T Plaza

Buffalo, NY 14240

Attention: Office of General Counsel

With a copy to:

M&T Lender

601 Dresher Road, 3rd Floor

Horsham, PA 19044

Attention: William Moul, Jr., Vice President

To Broker:

M&T Securities

____________________________

____________________________

Attention:____________________

ALL “PAYMENT IN FULL” CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO LENDER ONLY TO THE ABOVE ADDRESS OR SUCH OTHER ADDRESS DESIGNATED BY LENDER BY NOTICE IN ACCORDANCE WITH THIS SECTION.

17. Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by Lender and shall be deemed to be made in the State of New York. This Agreement shall be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER AND BROKER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE LENDER MAINTAINS A BRANCH, AND CONSENT THAT LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S AND BROKER’S ADDRESS SET FORTH ABOVE

FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL PREVENT LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER OR BROKER, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER OR BROKER WITHIN ANY OTHER COUNTRY, STATE OR FOREIGN OR DOMESTIC JURISDICTION. Borrower and Broker acknowledge and agree that the venue provided above is the most convenient forum for Lender, Borrower and Broker. Borrower and Broker waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

18. Counterparts; Facsimile Signatures. This Agreement and any notice or communication under this Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound hereby the parties hereto have entered into this Control Agreement on the              day of May, 2008.

BROKER:

M&T SECURITIES

By:

Name/Title:

[Address]:

BORROWER:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

Name/Title:

[Address]:

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

Name/Title:

[Address]: